For immediate release For more information, contact:

Investor Relations
(972) 699-4055
Email: investor@xanser.com

XANSER CORPORATION ANNOUNCES
DATE OF ANNUAL SHAREHOLDER MEETING

DALLAS, TEXAS (April 10, 2007) – Xanser Corporation (NYSE: XNR) today reported the annual meeting for shareholders of record as of April 17, 2007 will be held at 1981 North Central Expressway, Richardson, Texas on May 17, 2007 beginning at 10:00 a.m. Central Daylight Savings Time.

ABOUT XANSER CORPORATION

Xanser Corporation (NYSE: XNR) is a worldwide technical services firm. Headquartered in Dallas, Texas, Xanser owns and operates Furmanite, one of the world’s largest specialty technical services companies. Furmanite delivers a broad portfolio of engineering solutions that keep facilities operating, minimizing downtime and maximizing profitability. Furmanite’s diverse, global customer base includes offshore drilling operations, pipelines, refineries and power generation facilities, chemical and petrochemical plants, steel mills, automotive manufacturers, pulp and paper mills, food and beverage processing plants, semi-conductor manufacturers and pharmaceutical manufacturers. Furmanite operates more than 50 offices on five continents. For more information, visit www.xanser.com.

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